UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 15, 2022 (June 13, 2022)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting of Stockholders of OneMain Holdings, Inc. held on Monday, June 13, 2022, stockholders holding 113,493,183 shares of OneMain common stock, par value $0.01 per share, were present in person or by proxy, representing approximately 90.6% of the 125,211,094 shares of OneMain common stock that were issued and outstanding as of April 21, 2022, the record date for the 2022 Annual Meeting.

At the 2022 Annual Meeting, the following proposals were presented for vote by the Company’s stockholders (i) the reelection of Valerie Soranno Keating, Aneek S. Mamik and Richard A. Smith as Class III directors to serve until the 2025 annual meeting of stockholders, and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The results of stockholder votes cast at the 2022 Annual Meeting were as follows:

1. Director Election Proposal:	FOR	WITHHELD	AGAINST	ABSTAIN	BROKER NON-VOTES

Valerie Soranno Keating	103,684,985	2,081,043	—	—	7,727,155
Aneek S. Mamik	85,758,131	20,007,897	—	—	7,727,155
Richard A. Smith	84,439,051	21,326,977	—	—	7,727,155

2. Ratification of Auditors Proposal:	FOR	WITHHELD	AGAINST	ABSTAIN	BROKER NON-VOTES

	111,828,534	—	1,573,746	90,903	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

		By:	/s/ Micah R. Conrad
		Name:	Micah R. Conrad
		Title:	Executive Vice President and Chief Financial Officer

Date:	June 15, 2022